Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Katie Strohacker, Senior Director of Investor Relations (617) 796-8251 www.ta-petro.com
TravelCenters of America LLC Announces Fourth Quarter and Full Year 2018 Financial Results
Loss from Continuing Operations for the Quarter Improved by $6.9 million, or 49.9%
Sale of Minit Mart Stores Generated Net Proceeds of $319.9 million
Purchase of 20 Travel Centers Reduced Annual Rent by $43.1 million
_____________________________________________________________________________________
Westlake, OH (February 26, 2019): TravelCenters of America LLC (Nasdaq: TA) today announced financial results for the three months and year ended December 31, 2018:

(in thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
(Loss) income from continuing operations	$(6,973)	$(13,919)	$(2,773)	$19,902
Net (loss) income	(5,922)	(20,710)	(120,404)	9,283
Net (loss) income attributable to common shareholders	(5,949)	(20,742)	(120,553)	9,151

(Loss) income per common share from continuing operations attributable to common shareholders (basic and diluted)	$(0.18)	$(0.35)	$(0.07)	$0.50

Non-GAAP Measures:(1)
Adjusted loss from continuing operations	$(6,699)	$(11,950)	$(25,251)	$(27,650)
Adjusted loss per common share from continuing operations attributable to common shareholders (basic and diluted)	$(0.17)	$(0.30)	$(0.64)	$(0.70)
EBITDA	$20,309	$12,050	$107,835	$59,047
Adjusted EBITDA	20,673	13,706	78,552	70,242

(1)
Reconciliations from (loss) income from continuing operations, (loss) income per common share from continuing operations attributable to common shareholders and net (loss) income, as applicable, the financial measures determined in accordance with U.S. generally accepted accounting principles, or GAAP, to the non-GAAP measures disclosed herein are included in the supplemental tables below.

Andrew J. Rebholz, TA's CEO, made the following statement regarding the 2018 fourth quarter results:
"For the fourth quarter of 2018, we had a loss from continuing operations of $7.0 million, which is an improvement of $6.9 million, or 49.9%, over the prior year quarter. Net loss for the 2018 fourth quarter improved by $14.8 million, or 71.4%, and adjusted EBITDA for the 2018 fourth quarter of $20.7 million was up by $7.0 million, or 50.8%, in each case compared to the prior year fourth quarter. Despite ongoing technological and competitive headwinds, we grew total fuel sales volume by 0.8% and total nonfuel revenues by 3.9%. One soft spot in our fourth quarter operating results was related to site level operating expenses; our ratio of these expenses to nonfuel revenues increased. This resulted from higher labor costs as we recruited and trained truck repair technicians ahead of the increased business volume we expect.

"As important to me as the operating improvements is the fact that we made significant strides in our efforts to refocus the business back to our core travel center customer and reduce leverage. In December 2018, we closed on the sale of our standalone convenience stores business and in January 2019 utilized most of the proceeds from that sale to purchase 20 previously leased travel centers from Hospitality Properties Trust, or HPT, our primary landlord, and reduce our annual minimum rent payable to HPT by $43.1 million. We established a third brand in our travel center network by converting four existing locations to the smaller format TA Express brand announced earlier this year. Thus far in 2019, we have entered a franchise agreement to add a TA Express site to our network and an agreement to add up to five more TA Express sites to our network. Looking ahead, our plans include continuing to grow our travel center network and to extend our RoadSquad®, RoadSquad OnSite® and TA Commercial Tire Network™ to more customers, in addition to other marketing programs. We believe our plans will translate to increased EBITDA and cash flow this year."

Business Commentary
The following table presents details for TA's fuel sales during the quarter.

(in thousands, except per gallon amounts)	Three Months Ended December 31,
	2018	2017	Change
Fuel sales volume (gallons):
Diesel fuel	400,506	392,755	2.0%
Gasoline	71,696	75,537	(5.1)%
Total fuel sales volume	472,202	468,292	0.8%

Fuel revenues	$1,086,987	$970,999	11.9%
Fuel gross margin	85,904	68,307	25.8%
Fuel gross margin per gallon	$0.182	$0.146	24.7%
Fuel sales volume for the 2018 fourth quarter increased by 3.9 million gallons, or 0.8%, as compared to the 2017 fourth quarter due to the following factors:

•	a net increase of 4.4 million gallons at sites opened or closed since the beginning of the 2017 fourth quarter; and

•
a same site fuel sales volume decline of 0.5 million gallons, or 0.1%, as compared to the 2017 fourth quarter, which primarily resulted from the continued effects of fuel efficiency gains and increased competition.

Fuel revenues increased by $116.0 million, or 11.9%, in the 2018 fourth quarter as compared to the 2017 fourth quarter, primarily due to the following factors:

•	higher market prices for fuel during the 2018 fourth quarter; and

•	an increase of 3.9 million gallons in fuel sales volume.
Fuel gross margin for the 2018 fourth quarter increased by $17.6 million, or 25.8%, as compared to the 2017 fourth quarter, primarily due to the following factors:

•	the 3.9 million gallon increase in fuel sales volume; and

•	a more favorable purchasing environment in the 2018 fourth quarter.

The following table presents details for TA's nonfuel revenues during the quarter.

(in thousands)	Three Months Ended December 31,
	2018	2017	Change
Nonfuel revenues:
Truck service	$156,236	$151,799	2.9%
Store and retail services	182,504	173,210	5.4%
Restaurants	103,664	100,861	2.8%
Total nonfuel revenues	$442,404	$425,870	3.9%

Nonfuel gross margin	$269,761	$258,913	4.2%
Nonfuel gross margin percentage	61.0%	60.8%	20	pts
Site level operating expenses	$229,513	$211,937	8.3%
Site level operating expenses as a percentage of nonfuel revenues	51.9%	49.8%	210	pts
Nonfuel revenues increased by $16.5 million, or 3.9%, in the 2018 fourth quarter as compared to the 2017 fourth quarter, due to the following factors:

•	an $11.6 million same site increase primarily due to the positive impact of certain of TA's marketing initiatives and growth in TA's truck service program; and

•	a $4.9 million net increase attributable to sites opened or closed since the beginning of the 2017 fourth quarter.
Nonfuel gross margin increased by $10.8 million, or 4.2%, in the 2018 fourth quarter as compared to the 2017 fourth quarter, due to the following factors:

•	an $8.7 million same site increase primarily due to the $11.6 million increase in nonfuel revenues;

•	a $2.1 million net increase attributable to sites opened or closed since the beginning of the 2017 fourth quarter; and

•	a slight increase in the nonfuel gross margin percentage to 61.0% for the 2018 fourth quarter from 60.8% for the 2017 fourth quarter.
Loss from continuing operations for the 2018 fourth quarter was $7.0 million, as compared to $13.9 million for the 2017 fourth quarter. Adjusted loss from continuing operations for the 2018 fourth quarter was $6.7 million, as compared to $12.0 million for the 2017 fourth quarter. The improvements in loss from continuing operations and adjusted loss from continuing operations for the 2018 fourth quarter was primarily due to a $10.8 million increase in site level gross margin in excess of site level operating expenses. Net loss for the 2018 fourth quarter improved by $14.8 million, as compared to the 2017 fourth quarter and adjusted EBITDA for the 2018 fourth quarter increased by $7.0 million, as compared to the 2017 fourth quarter.
Sale of Convenience Stores Business
On September 1, 2018, TA entered into an agreement to sell 225 convenience stores, one standalone restaurant and certain related assets, or the convenience stores business. On December 5, 2018, TA completed this sale for an aggregate sale price of $330.6 million, resulting in net proceeds of $319.9 million after transaction related costs of $9.7 million. In connection with the sale of its convenience stores business, TA recognized a loss on disposal of $79.6 million and a goodwill impairment charge of $17.8 million. The operating results for the convenience stores business are presented as discontinued operations and are not included in the results presented above under "Business Commentary."
Lease Amendments and Travel Center Purchases
In January 2019, TA acquired from HPT 20 travel centers it previously leased from HPT for $308.2 million and amended its leases with HPT such that: (i) the 20 purchased travel centers were removed from the HPT leases and TA's annual minimum rent was reduced by $43.1 million; (ii) the term of each of the five leases was extended by three years; (iii) the amount of the deferred rent obligation to be paid to HPT was reduced to $70.5 million and TA agreed to pay that amount in 16 equal quarterly installments beginning April 1, 2019; and (iv) commencing with the year ended December 31, 2020, TA will be obligated to pay to HPT an additional amount of percentage rent equal to one-half percent (0.5%) of the excess of the annual nonfuel revenues at leased sites over the nonfuel revenues for each respective site for the year ending December 31, 2019.

Growth Strategies
In January and February of 2019, TA signed agreements with a prospective franchisee pursuant to which TA expects to add up to six TA Express branded travel centers to its network, four within the coming 12 months, one within five years and one within ten years.

Conference Call
On Tuesday, February 26, 2019, at 10:00 a.m. Eastern time, TA will host a conference call to discuss its financial results and other activities for the three months and year ended December 31, 2018. Following management's remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10127676.
A live audio webcast of the conference call will also be available in a listen only mode on TA's website at www.ta-petro.com. To access the webcast, participants should visit TA's website about five minutes before the call. The archived webcast will be available for replay on TA's website for about one week after the call. The transcription, recording and retransmission in any way of TA's fourth quarter conference call is strictly prohibited without the prior written consent of TA. The Company's website is not incorporated as part of this press release.

About TravelCenters of America LLC
TA's nationwide business includes travel centers located in 43 U.S. states and in Canada and standalone restaurants in 14 states. TA's travel centers operate under the "TravelCenters of America," "TA," "TA Express," "Petro Stopping Centers" and "Petro" brand names and offer diesel and gasoline fueling, restaurants, truck repair services, travel/convenience stores and other services designed to provide attractive and efficient travel experiences to professional drivers and other motorists. TA's standalone restaurants operate principally under the "Quaker Steak & Lube" brand name.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER TA USES WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "WILL," "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA'S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TA'S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•
STATEMENTS ABOUT TA'S GROWTH STRATEGY AND EXPECTED INCREASED BUSINESS VOLUME, INCLUDING TO RECRUIT AND TRAIN TRUCK REPAIR TECHNICIANS, AND GROWING ITS PROFITABILITY AND CASH FLOW. THESE STATEMENTS MAY IMPLY THAT TA WILL SUCCESSFULLY EXECUTE THIS STRATEGY AND THAT TA'S OPERATING RESULTS AND PROFITABILITY WILL IMPROVE AS A RESULT. HOWEVER, TA MAY FAIL TO EXECUTE THESE GROWTH STRATEGIES SUCCESSFULLY AND TA'S OPERATING RESULTS AND PROFITABILITY MAY NOT IMPROVE AND COULD DECLINE AS A RESULT OF TA'S PURSUIT OF THIS STRATEGY OR OTHERWISE;

•
STATEMENTS ABOUT IMPROVED OPERATING RESULTS AND INCREASING GROSS MARGINS MAY IMPLY THAT TA'S BUSINESS MAY BE PROFITABLE IN THE FUTURE. HOWEVER, CERTAIN OF THOSE IMPROVEMENTS RESULTED FROM UNIQUE ITEMS THAT MAY NOT OCCUR AGAIN. IN ADDITION, SINCE TA BECAME PUBLICLY TRADED IN 2007, TA'S OPERATIONS HAVE GENERATED LOSSES AND ONLY OCCASIONALLY GENERATED PROFITS. TA MAY BE UNABLE TO PRODUCE FUTURE PROFITS AND TA'S LOSSES MAY INCREASE;

•
STATEMENTS THAT TA’S PURCHASE OF 20 TRAVEL CENTERS FROM HPT REDUCED TA’S ANNUAL MINIMUM RENT PAYABLE TO HPT BY $43.1 MILLION. TA'S TRAVEL CENTERS ARE OPEN FOR BUSINESS 24 HOURS PER DAY, 365 DAYS PER YEAR. DUE TO THE NATURE AND INTENSITY OF THE USES OF TA'S LOCATIONS, THEY REQUIRE REGULAR AND SUBSTANTIAL EXPENDITURES FOR MAINTENANCE AND CAPITAL INVESTMENTS TO REMAIN FUNCTIONAL AND ATTRACTIVE TO CUSTOMERS. THE REDUCTION IN ANNUAL MINIMUM RENT TA ACHIEVED BY PURCHASING TRAVEL CENTERS FROM HPT MAY BE TEMPORARY AND SUBSEQUENTLY OFFSET BY INCREASES TO THE ANNUAL MINIMUM RENT PAYABLE TO HPT AS A RESULT OF HPT’S PURCHASE OF QUALIFYING IMPROVEMENTS TA MAKES TO ITS LEASED TRAVELCENTERS OR OTHER TRANSACTIONS; AND

•
STATEMENTS ABOUT THE AGREEMENTS TA ENTERED WITH A PROSPECTIVE FRANCHISEE PURSUANT TO WHICH TA EXPECTS TO ADD UP TO SIX TA EXPRESS BRANDED TRAVEL CENTERS TO ITS NETWORK. THESE AGREEMENTS ARE SUBJECT TO CONDITIONS AND THESE FRANCHISE ARRANGEMENTS MAY NOT OCCUR OR MAY BE DELAYED, AND THE TERMS OF THE ARRANGEMENTS MAY CHANGE.

THE INFORMATION CONTAINED IN TA'S PERIODIC REPORTS, INCLUDING TA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2018, WHICH HAS BEEN OR WILL BE FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, UNDER THE CAPTION "RISK FACTORS," OR ELSEWHERE IN THOSE REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM TA'S FORWARD LOOKING STATEMENTS. TA'S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TA DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues:
Fuel	$1,086,987	$970,999	$4,395,731	$3,557,537
Nonfuel	442,404	425,870	1,819,563	1,741,339
Rent and royalties from franchisees	4,121	4,192	16,143	18,021
Total revenues	1,533,512	1,401,061	6,231,437	5,316,897

Cost of goods sold (excluding depreciation):
Fuel	1,001,083	902,692	4,075,704	3,276,611
Nonfuel	172,643	166,957	711,249	688,602
Total cost of goods sold	1,173,726	1,069,649	4,786,953	3,965,213

Operating expenses:
Site level operating	229,513	211,937	914,730	872,667
Selling, general and administrative	38,091	37,019	136,383	146,015
Real estate rent	71,440	69,811	283,476	274,850
Depreciation and amortization	21,103	22,504	83,179	89,379
Total operating expenses	360,147	341,271	1,417,768	1,382,911

(Loss) income from operations	(361)	(9,859)	26,716	(31,227)

Interest expense, net	7,040	7,278	29,003	30,016
Other expense (income), net	433	595	2,060	(895)
Loss before income taxes and discontinued operations	(7,834)	(17,732)	(4,347)	(60,348)
Benefit for income taxes	861	3,813	1,574	80,250
(Loss) income from continuing operations	(6,973)	(13,919)	(2,773)	19,902
Income (loss) from discontinued operations, net of taxes	1,051	(6,791)	(117,631)	(10,619)
Net (loss) income	(5,922)	(20,710)	(120,404)	9,283
Less: net income for noncontrolling interests	27	32	149	132
Net (loss) income attributable to common shareholders	$(5,949)	$(20,742)	$(120,553)	$9,151

Net (loss) income per common share attributable to common shareholders:
Basic and diluted from continuing operations	$(0.18)	$(0.35)	$(0.07)	$0.50
Basic and diluted from discontinued operations	0.03	(0.17)	(2.95)	(0.27)
Basic and diluted	(0.15)	(0.52)	(3.02)	0.23
These financial statements should be read in conjunction with TA's Annual Report on Form 10-K for the year ended December 31, 2018, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts unless indicated otherwise)

TA believes the non-GAAP financial measures presented in the tables below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in TA's operating results and its ability to pay rent or service debt when due, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors to make comparisons between TA and other companies and to make comparisons of TA's financial and operating results between periods.
TA believes that adjusted loss from continuing operations, adjusted loss per common share from continuing operations attributable to common shareholders, EBITDA and adjusted EBITDA are meaningful disclosures that may help investors to better understand TA's financial performance by providing financial information that represents the operating results of TA's continuing operations without the effects of items that do not result directly from TA's normal recurring operations and may allow investors to better compare TA's performance between periods and to the performance of other companies. Management uses these measures in developing internal budgets and forecasts and analyzing TA's performance. TA calculates EBITDA as net (loss) income before income (loss) from discontinued operations, interest, taxes, and depreciation and amortization, as shown below. TA calculates adjusted EBITDA by excluding items that are considered not to be normal, recurring, cash operating expenses or gains or losses.
The non-GAAP financial measures TA presents should not be considered as alternatives to net (loss) income attributable to common shareholders, net (loss) income, (loss) income from continuing operations or (loss) income from operations as an indicator of TA's operating performance or as a measure of TA's liquidity. Also, the non-GAAP financial measures TA presents may not be comparable to similarly titled amounts calculated by other companies.
TA believes that (loss) income from continuing operations is the most directly comparable GAAP financial measure to adjusted loss from continuing operations, net (loss) income is the most directly comparable GAAP financial measure to EBITDA and adjusted EBITDA and that (loss) income per common share from continuing operations attributable to common shareholders is the most directly comparable GAAP financial measure to adjusted loss per common share from continuing operations attributable to common shareholders. The following tables present the reconciliations of the non-GAAP financial measures to the respective most directly comparable GAAP financial measures for the three months and years ended December 31, 2018 and 2017.

Calculation of adjusted loss from continuing operations:	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
(Loss) income from continuing operations	$(6,973)	$(13,919)	$(2,773)	$19,902
Add: Costs of HPT transaction(1)	364	—	364	—
Add: Asset write offs(2)	—	1,546	—	6,773
Add: Executive officer retirement agreement expenses(3)	—	1,089	3,571	1,489
Add (less): Comdata legal expenses(4)	—	567	(9,967)	9,706
Less: Comdata interest income(4)	—	—	(568)	—
Less: Federal biodiesel tax credit(5)	—	—	(23,251)	—
Less: Uncertain tax position reversal(6)	—	—	—	(58,602)
(Less) add: Income tax (provision) benefit(7)	(90)	(1,233)	7,373	(6,918)
Adjusted loss from continuing operations	$(6,699)	$(11,950)	$(25,251)	$(27,650)

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts unless indicated otherwise)

Calculation of adjusted loss per common share from continuing operations attributable to common shareholders (basic and diluted):	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
(Loss) income per common share from continuing operations attributable to common shareholders (basic and diluted)	$(0.18)	$(0.35)	$(0.07)	$0.50
Add: Costs of HPT transaction(1)	0.01	—	0.01	—
Add: Asset write offs(2)	—	0.04	—	0.17
Add: Executive officer retirement agreement expenses(3)	—	0.03	0.09	0.04
Add (less): Comdata legal expenses(4)	—	0.01	(0.25)	0.25
Less: Comdata interest income(4)	—	—	(0.02)	—
Less: Federal biodiesel tax credit(5)	—	—	(0.58)	—
Less: Uncertain tax position reversal(6)	—	—	—	(1.48)
(Less) add: Income tax (provision) benefit(7)	—	(0.03)	0.18	(0.18)
Adjusted loss per common share from continuing operations attributable to common shareholders (basic and diluted)	$(0.17)	$(0.30)	$(0.64)	$(0.70)

Calculation of EBITDA and adjusted EBITDA:	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net (loss) income	$(5,922)	$(20,710)	$(120,404)	$9,283
Less: (Income) loss from discontinued operations, net of taxes	(1,051)	6,791	117,631	10,619
(Loss) income from continuing operations	(6,973)	(13,919)	(2,773)	19,902
Less: Benefit for income taxes	(861)	(3,813)	(1,574)	(80,250)
Add: Depreciation and amortization	21,103	22,504	83,179	89,379
Add: Interest expense, net	7,040	7,278	29,003	30,016
EBITDA	20,309	12,050	107,835	59,047
Add: Costs of HPT transaction(1)	364	—	364	—
Add: Executive officer retirement agreement expenses(3)	—	1,089	3,571	1,489
Add (less): Comdata legal expenses(4)	—	567	(9,967)	9,706
Less: Federal biodiesel tax credit(5)	—	—	(23,251)	—
Adjusted EBITDA	$20,673	$13,706	$78,552	$70,242

(1)
Costs of HPT Transaction. In January 2019, TA acquired from HPT 20 travel centers it previously leased from HPT for $308.2 million and amended its leases with HPT. During the three months and year ended December 31, 2018, TA incurred $0.4 million of expenses associated with those transactions.

(2)
Asset Write Offs. During the three months and year ended December 31, 2017, TA wrote off assets totaling $1.5 million and $6.8 million, respectively, in connection with TA's cost reduction initiatives.

(3)
Executive Officer Retirement Agreement Expenses. As part of TA's retirement agreements with certain former officers, TA agreed to accelerate the vesting of previously granted share awards and to pay an additional $1.5 million of cash. These accelerated vestings and cash payment resulted in additional compensation expense of $3.6 million for the year ended December 31, 2018, and $1.1 million and $1.5 million for the three months and year ended December 31, 2017, respectively.

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts unless indicated otherwise)

(4)
Comdata Legal Expenses and Interest Income. For the year ended December 31, 2018, TA incurred $0.1 million of legal fees in its litigation with Comdata Inc., or Comdata. During the three months and year ended December 31, 2017, TA incurred $0.6 million and $9.7 million, respectively, of legal fees in its litigation with Comdata. TA's attorneys' fees and costs related to this matter totaled $10.6 million. On April 9, 2018, the Court entered its final order and judgment, or the Order. Pursuant to the Order, Comdata was required to, among other things, reimburse TA for attorneys' fees and costs, together with interest, in the amount of $10.7 million, which TA collected in April 2018. As a result, TA recognized a $10.1 million reduction in selling, general and administrative expenses and $0.6 million of interest income.

(5)
Federal Biodiesel Tax Credit. On February 8, 2018, legislation was passed that retroactively reinstated the 2017 federal biodiesel tax credit. TA's recovery as a result of the reinstatement of the federal biodiesel tax credit for 2017 was $23.3 million and was recognized in February 2018. This amount was collected during 2018.

(6)	Uncertain Tax Position Reversal. In September 2017, TA recognized a $58.6 million income tax benefit as a result of the resolution of certain previously uncertain tax positions.

(7)
Net Tax Impact. The tax impact of the adjustments described above was calculated using TA's estimated statutory rates of 24.7% and 38.5% for the 2018 and 2017 periods, respectively. The change in the estimated statutory rate is due to the Tax Cuts and Jobs Act enacted in December 2017 that reduced the federal corporate income tax rate from 35% to 21%.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	December 31,
	2018	2017
Assets:
Current assets:
Cash and cash equivalents	$314,387	$35,526
Accounts receivable, net	97,449	125,501
Inventory	196,721	187,237
Other current assets	35,119	27,015
Current assets of discontinued operations	—	23,239
Total current assets	643,676	398,518

Property and equipment, net	628,537	613,196
Goodwill	25,259	25,259
Intangible assets, net	22,887	25,194
Other noncurrent assets	121,749	89,955
Noncurrent assets of discontinued operations	—	466,010
Total assets	$1,442,108	$1,618,132

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable	$120,914	$155,581
Current HPT Leases liabilities	42,109	41,389
Other current liabilities	125,668	128,017
Current liabilities of discontinued operations	—	2,311
Total current liabilities	288,691	327,298

Long term debt, net	320,528	319,634
Noncurrent HPT Leases liabilities	353,756	368,782
Other noncurrent liabilities	28,741	27,376
Noncurrent liabilities of discontinued operations	—	8,547
Total liabilities	991,716	1,051,637

Shareholders' equity (40,402 and 39,984 common shares outstanding at December 31, 2018 and 2017, respectively)	450,392	566,495
Total liabilities and shareholders' equity	$1,442,108	$1,618,132
These financial statements should be read in conjunction with TA's Annual Report on Form 10-K for the year ended December 31, 2018, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(dollars and gallons in thousands, except per gallon amounts unless indicated otherwise)

The following table presents operating data for the periods noted for all of the locations in operation on December 31, 2018, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of three locations TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data excludes revenues and expenses at locations TA does not operate, such as rents and royalties from franchisees, the results of TA's discontinued operations and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	Change		2018	2017	Change
Number of same site company operated locations(1)	241	241	—		235	235	—

Diesel sales volume (gallons)	392,613	388,989	0.9%		1,569,582	1,573,325	(0.2)%
Gasoline sales volume (gallons)	67,420	71,514	(5.7)%		280,143	285,172	(1.8)%
Total fuel sales volume (gallons)	460,033	460,503	(0.1)%		1,849,725	1,858,497	(0.5)%

Fuel revenues	$1,058,645	$954,422	10.9%		$4,259,100	$3,474,219	22.6%
Fuel gross margin	85,393	67,691	26.2%		313,879	278,671	12.6%
Fuel gross margin per gallon	$0.186	$0.147	26.5%		$0.170	$0.150	13.3%

Nonfuel revenues	$436,561	$424,955	2.7%		$1,777,799	$1,716,655	3.6%
Nonfuel gross margin	266,360	257,702	3.4%		1,082,255	1,036,231	4.4%
Nonfuel gross margin percentage	61.0%	60.6%	40	pts	60.9%	60.4%	50	pts

Total gross margin	$351,753	$325,393	8.1%		$1,396,134	$1,314,902	6.2%
Site level operating expenses	225,319	211,038	6.8%		887,840	855,730	3.8%
Site level operating expenses as a percentage of nonfuel revenues	51.6%	49.7%	190	pts	49.9%	49.8%	10	pts
Site level gross margin in excess of site level operating expenses	$126,434	$114,355	10.6%		$508,294	$459,172	10.7%

(1)
Same site operations for the three months ended December 31, 2018, included 228 travel centers and 13 standalone restaurants that TA operated since October 1, 2017. Same site operations for the year ended December 31, 2018, included 225 travel centers and 10 standalone restaurants that TA operated since January 1, 2017.

(End)